Exhibit 31.3

CERTIFICATIONS

I, John P. McLaughlin, President and Chief Executive Officer of PDL BioPharma, Inc., certify that:

(1) I have reviewed this Quarterly Report on Form 10-Q/A of PDL BioPharma, Inc.; and

(2) Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: May 5, 2009

/s/ John P. McLaughlin
John P. McLaughlin
President and Chief Executive Officer (Principal Executive Officer)